UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013 (July 1, 2013)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On July 1, 2013, John Bohlsen notified the Board of Directors (the “Board”) of BankUnited, Inc. (the “Company”) that he is resigning from the Board effective July 1, 2013.  In addition, in accordance with the terms of his previously disclosed employment agreements which ended on July 1, 2013, Mr. Bohlsen is stepping down as Chief Lending Officer of the Company and Vice Chairman and Chief Lending Officer of BankUnited, N.A. effective July 1, 2013 and has agreed to continue to serve the Company as senior advisor to the Chairman of the Board.  Mr. Bohlsen’s decision is for personal reasons and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)           On July 1, 2013, the Board approved Rajinder P. Singh as a director of the Company.  Mr. Singh will fill the vacancy created by Mr. Bohlsen’s resignation as described herein.  Mr. Singh’s service is subject to any applicable regulatory consents or non-objection.

There is no arrangement or understanding between Mr. Singh and any other person pursuant to which Mr. Singh was selected as a director, and there are no related party transactions between the Company and Mr. Singh that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Singh will not serve on any Board committees.

A copy of the press release of the Company announcing the election of Mr. Singh as a director and Mr. Bohlsen’s resignation is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release dated July 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2013	BANKUNITED, INC.

/s/ LESLIE LUNAK
Name: Leslie Lunak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 2, 2013